UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 8, 2008

(Date of Report (Date of Earliest Event Reported))
LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390

(Address of principal executive offices)	Zip Code
Registrant’s telephone number, including area code (734) 242-1444
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
The Continued Dumping and Subsidy Act of 2000 (“CDSOA”) provides for the distribution of monies collected by U.S. Customs and Border Protection from anti-dumping cases to domestic producers that supported the anti-dumping petition. During December 2008, we expect to receive CDSOA distributions and related settlement payments, net of related fees, in the amount of $8.1 million, a portion of which has already been collected, in connection with the case involving wooden bedroom furniture imported from China. These distributions will be recorded as a component of other income in our third quarter of fiscal 2009 Form 10-Q.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED (Registrant)
Date: December 11, 2008
BY:	/S/ Margaret L. Mueller
Margaret L. Mueller
Corporate Controller